Exhibit 10.30

TERMINATION OF DEFERRED SUPPLEMENTAL

COMPENSATION AGREEMENT WITH

SIMON HOUNSLOW

This Termination of Deferred Supplemental Compensation Agreement made this 31st day of March, 2010, between the BANK OF THE COMMONWEALTH, a Virginia banking corporation, Norfolk, Virginia (hereinafter called the “Bank”) and SIMON HOUNSLOW (hereinafter called “Employee”).

WHEREAS, Employee is an employee of the Bank and is a party to a Deferred Supplemental Compensation Agreement (which may have been amended and/or restated on one or more occasions) between Employee and Bank (hereinafter called “Deferred Compensation Agreement”); and

WHEREAS, Employee and Bank have mutually agreed to terminate the Deferred Compensation Agreement in recognition of the Bank’s desire to obtain additional capital, the Employee’s desire to continue employment, and in recognition of the Bank’s desire to terminate the economic liability associated with deferred compensation arrangements involving all employees who are not in payment status under said agreements.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, (1) the Deferred Compensation Agreement is hereby terminated by mutual consent of the Bank and the Employee; (2) no payment or economic benefit of any kind shall be paid by the Bank to the Employee; (3) any Bank assets associated with the Deferred Compensation Agreement, including, but not limited to, policies of life insurance, remain the property of the Bank; and (4) the Bank and the Employee hereby release each other of any claims which have arisen from or may in the future arise from the entry of the Deferred Compensation Agreement and the termination of said Deferred Compensation Agreement, all effective on the date first written above.

IN WITNESS WHEREOF, the parties have executed this Termination of Preferred Supplemental Compensation Agreement on the date first written above.

BANK OF THE COMMONWEALTH		EMPLOYEE:

By:	/s/ Cynthia A. Sabol	By:	/s/ Simon Hounslow
Its:	Executive Vice President and Chief Financial Officer		SIMON HOUNSLOW